Exhibit 10.24

SIXTH AMENDMENT TO

THE ALLIANCE DATA SYSTEMS 401(k) AND RETIREMENT SAVINGS PLAN

(amended and restated as of January 1, 2004)

ADS Alliance Data Systems, Inc. hereby adopts this Amendment No. 6 to the Alliance Data Systems 401(k) and Retirement Savings Plan, amended and restated as of January 1, 2004 (the “Plan”), effective as provided below.

1.	Effective January 1, 2007, for all Participants who are credited with an Hour of Service on or after such date, the number “5” shall be replaced with tire number “3” in both places it appears in the second vesting schedule of Section 8.2.

2.	Appendix A of the Plan shall be amended by adding the following new language at the end thereof:

Employing Company	Years of Eligibility	Years of Vesting

Abacus and Data Management Divisions of DoubleClick Inc. (“Abacus”)	All service recognized for this purpose under the 401 (k) plan previously sponsored by Abacus, but only if employed by the Company as of February 1, 2007.	All service recognized for this purpose under the 401 (k) plan previously sponsored by Abacus, but only if employed by the Company as of February 1, 2007.

IN WITNESS WHEREOF, this amendment has been executed on this 20th day of March, 2007, but effective as provided above.

ADS ALLIANCE DATA SYSTEMS, INC.

By:	/s/ Transient C. Taylor